AMENDMENT TO

SECOND AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

This Amendment to Second Amended and Restated Expense Limitation Agreement (the “Amendment”) is made and entered into as of December 18, 2020, between RBC Funds Trust, a Delaware statutory trust (the “Trust”), on behalf of each of its series listed on Schedule A hereto (each, a “Fund” and collectively, the “Funds”), and RBC Global Asset Management (U.S.) Inc., a Minnesota corporation (“RBC GAM US”).

WHEREAS, the Trust and RBC GAM US previously entered into that certain Second Amended and Restated Expense Limitation Agreement, dated as of October 1, 2019 (as further amended, restated, modified or supplemented from time to time, the “Agreement”); and

WHEREAS, the Trust and RBC GAM US wish to amend the Agreement to reflect the expense limitation arrangement with RBC Small Cap Growth Fund.

NOW THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

1.	Schedule A of the Agreement shall be replaced in its entirety with the updated Schedule A attached hereto.

2.

The Agreement, as modified herein, shall continue in full force and effect, and nothing herein contained shall be construed as a waiver or modification of existing rights under the Agreement, except as such rights are expressly modified hereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective authorized officers or representatives as of the date first above written.

RBC FUNDS TRUST

By:
Name: Kathy Hegna
Title: Chief Financial Officer and Treasurer

RBC GLOBAL ASSET MANAGEMENT (U.S.) INC.

By:
Name: Carol Kuha
Title: Chief Operating Officer

Schedule A

	Operating Expense Limits – By Class
Fund Name	Class A	Class I	Class R6	Class IS	Initial Term Through*	Recoupment Duration
Access Capital Community Investment Fund	0.80%	0.45%	NA	0.40%	January 31, 2018 with respect to Class A and I; January 31, 2021 with respect to Class IS	12 months
RBC BlueBay Emerging Market Debt Fund	1.04%	0.79%	0.74%	NA	January 31, 2018	36 months
RBC BlueBay Global Bond Fund	0.77%	0.52%	0.47%	NA	January 31, 2018 with respect to Classes I and R6; January 31, 2021 with respect to Class A	36 months
RBC BlueBay High Yield Bond Fund	0.82%	0.57%	NA	NA	January 31, 2018	36 months
RBC Emerging Markets Equity Fund	1.13%	0.88%	0.88%	NA	September 30, 2018	36 months
RBC Emerging Markets Small Cap Equity Fund	1.49%	1.24%	NA	NA	July 31, 2018	36 months
RBC Emerging Markets Value Equity Fund	NA	0.95%	0.88%	NA	July 31, 2019	36 months
RBC Enterprise Fund	1.33%	1.08%	NA	NA	January 31, 2018	12 months
RBC Global Opportunities Fund	1.00%	0.75%	0.70%	NA	July 31, 2018 with respect to Classes I and R6; July 31, 2021 with respect to Class A	36 months

RBC Impact Bond Fund	0.70%	0.45%	0.40%	NA	January 31, 2019 with respect to Classes I and R6; January 31, 2021 with respect to Class A	36 months
RBC International Opportunities Fund	1.05%	0.80%	0.75%	NA	July 31, 2018 with respect to Classes I and R6; July 31, 2021 with respect to Class A	36 months
RBC Microcap Value Fund	1.32%	1.07%	NA	NA	January 31, 2018	12 months
RBC Short Duration Fixed Income Fund	0.45%	0.35%	NA	NA	July 31, 2018	36 months
RBC Small Cap Core Fund	1.15%	0.90%	0.87%	NA	January 31, 2018	12 months
RBC Small Cap Growth Fund	1.14%	0.89%	0.79%	NA	January 31, 2022	36 months
RBC Small Cap Value Fund	1.10%	0.85%	0.80%	NA	January 31, 2018 with respect to Classes I and R6; January 31, 2022 with respect to Class A	36 months
RBC SMID Cap Growth Fund	1.07%	0.82%	0.77%	NA	January 31, 2019	12 months
RBC Ultra-Short Fixed Income Fund	0.38%	0.28%	NA	NA	July 31, 2018	36 months

* Note that after the initial term, this Agreement shall continue in effect from year to year thereafter for each Fund, unless and until revised or terminated, all as described in Section 3 of the Agreement.